Year Ended October 31, 2003

John Hancock World Fund
- John Hancock Pacific Basin Equities Fund
Series -  2
NAV per share - Class C     $10.86
NAV per share - Class I      N/A

- John Hancock Health Sciences Fund
 Series - 3
NAV per share - Class C 36.91
NAV per share - Class I N/A

- John Hancock European Equity Fund
 Series - 5
NAV per share - Class C $6.74
NAV per share - Class I N/A

- John Hancock Communications Fund
 Series - 6
NAV per share - Class C $4.33
NAV per share - Class I N/A

- John Hancock Consumer Industries Fund Series - 7
NAV per share - Class C $8.76
NAV per share - Class I N/A

-  John Hancock Biotechnology Fund
 Series -  8
NAV per share - Class C     $7.26
NAV per share - Class I       N/A

-  John Hancock International Small Cap Growth Fund
 Series -  9
NAV per share - Class C    $7.32
NAV per share - Class I      N/A